Post-effective Amendment No. 2 to Registration No. 333-20463
                   Post-effective Amendment No. 1 to Registration No. 333-11340

   As filed with the Securities and Exchange Commission on February 25, 2000
                                                     Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                         SPALDING HOLDINGS CORPORATION
              (FORMERLY EVENFLO & SPALDING HOLDINGS CORPORATION)
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                              59-2439656
(State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
Incorporation or Organization)

                              425 Meadow Street
                        Chicopee, Massachusetts 01013
 (Address, including Zip Code, of Registrant's Principal Executive Offices)

                      Amended and Restated 1996 Stock
                Purchase and Option Plan for Key Employees of
               Spalding Holdings Corporation and Subsidiaries
                          (Full Title of the Plan)
                        ---------------------------
                              James R. Craigie
                    President and Chief Executive Officer
                              425 Meadow Street
                        Chicopee, Massachusetts 01013
                               (413) 536-1200
  (Name, Address, including Zip Code, and Telephone Number, including Area
                  Code, of Registrant's Agent for Service)

                               With Copies to:
                          Arthur D. Robinson, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000
                        ---------------------------
       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        Maximum     Maximum
                                        Offering    Aggregate   Amount of
Title of Securities to    Amount to be  Price Per   Offering   Registration
 be Registered            Registered    Share (a)   Price (a)   Fee (a)
---------------------    ------------   ---------   ---------  ------------
Common Stock, $.01 par
 value per share          4,315,444      $2.00     $8,630,888   $2,278.56

(a) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which common stock under the Plan will be sold, and the price at which options under the Plan may be exercised.

     Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, this Registration Statement contains a Prospectus that also relates to Registration Statement No. 333-20463 on Form S-8 relating to 7,484,556 shares of common stock previously filed by the Registrant and declared effective on January 27, 1997 and as to which a filing fee of $11,340.24 was paid, and Registration Statement No. 333-11340 on Form S-8 relating to 4,500,000 shares of common stock previously filed by the Registrant and declared effective September 2, 1999 and as to which a filing fee of $2,502.00 was paid.


























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

Item 1. Plan Information.
        Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information. Not required to be filed with this Registration Statement.












































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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, previously filed by Spalding Holdings Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;
          (b) The Company's Annual Report on Form 10-K for the transition period from October 1, 1998 to December 31, 1998;
          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999;
          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999;
          (e) The Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999;
          (f) The Company's two Current Reports on Forms 8-K dated October 1, 1999;
          (g)  The Company's Current Report on Form 8-K dated January 21,
               2000.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     The following description of the terms of the Common Stock is qualified in its entirety by reference to the provisions of the Management Stockholder's Agreements, filed as Exhibits 4.11 and 4.12 to the Company's Registration Statement No. 333-11340 on Form S-8, dated September 2, 1999 and incorporated herein by reference.

     The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.01 per share, of which 98,058,948 shares


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

were outstanding as of December 31, 1999 and 50,000,000 shares of preferred stock, of which 100,000 shares were outstanding as of December 31, 1999.

     Voting Rights. The holders of the Common Stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Common Stock can, if they choose to do so, elect all of the directors. In such event, absent contractual provisions to the contrary the holders of the remaining shares will not be able to elect any directors.

     Dividend Rights. All shares of Common Stock are entitled to share equally in such dividends as the Board of Directors may declare from sources legally available therefor.

   Liquidation Rights. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of Common Stock are entitled to share equally in the assets available for distribution to shareholders after payment of all prior obligations of the Company.

     Other Matters. The holders of the Common Stock have no preemptive rights. All outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and non-assessable.

Item 5. Interests of Named Experts and Counsel

        Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Peter Arturi.

Item 6. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article IV of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be

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

personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Seven of the Registrant's Restated Certificate of Incorporation includes such a provision.

Item 7. Exemption from Registration Claimed

        Not Applicable

Item 8. Exhibits

        See "Index to Exhibits."

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a)or 15(d) of the Exchange Act that is incorporated by reference in this Registration

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

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicopee, State of Massachusetts, on this 25th day of February, 2000.

                                     SPALDING HOLDINGS CORPORATION
                                          (Registrant)


                                     By /s/ James R. Craigie
                                        James R. Craigie
                                        President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                           Title                            Date

/s/ Edwin L. Artzt     Chairman of Board of Directors         February 25,  2000
------------------
Edwin L. Artzt

/s/ James R. Craigie   President and Chief Executive Officer  February 25,  2000
--------------------
James R. Craigie

/s/ Daniel S. Frey     Chief Financial Officer                February 25,  2000
------------------
Daniel S. Frey

/s/ Peter A. Arturi    General Counsel and Secretary          February 25,  2000
-------------------
Peter A. Arturi

/s/ Henry R. Kravis    Director                               February 25,  2000
-------------------
Henry R. Kravis


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

Signature                   Title                                   Date

/s/ George Roberts        Director                            February 25,  2000
--------------------
George Roberts

/s/ Michael T. Tokarz     Director                            February 25,  2000
---------------------
Michael T. Tokarz

/s/ Marc S. Lipschultz    Director                            February 25,  2000
----------------------
Marc S. Lipschultz

/s/ Gustavo A. Cisneros   Director                            February 25,  2000
-----------------------
Gustavo A. Cisneros

/s/ David W. Checketts    Director                            February 25,  2000
----------------------
David W. Checketts

                               INDEX TO EXHIBITS

     Exhibit
     Number                       Description

        4.(1) Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Form S-4 Registration Statement and incorporated herein by reference).

        4.(2) Amendment to the Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Current Report dated August 13, 1999 and incorporated herein by reference).

        4.(3) By-laws of the Company (filed as Exhibit 3.2 to the Form S-4 Registration Statement and incorporated herein by reference).

        4.(4) Indenture between E&S Holdings Corporation and Marine Midland Bank, as Trustee (incorporated by reference from Exhibit 4.1 to Registration Statement No. 333-14569 filed by the Company on January 9, 1997).

        4.(5) Form of 10 3/8% Series B Senior Subordinated Notes due 2006 (incorporated by reference from Exhibit 4.3 to Registration Statement No. 333-14569 filed by the Company on January 9,
                  1997).

        4.(6) Stock Purchase Warrants, dated August 20, 1998, by and among Evenflo & Spalding Holdings Corporation and KKR 1996 Fund L.P., relating to the purchase of 44,100,000 shares of Common Stock of the Company granted to KKR 1996 Fund L.P. (filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K dated March 29, 1999 and incorporated herein by reference).

        4.(7) Stockholders' Agreement dated August 20, 1998, by and among Evenflo Company, Inc. KKR 1996 Fund L.P. and Lisco, Inc. (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K dated March 29, 1999 and incorporated herein by reference).

        4.(8) Certificate of Designations of Variable Rate Cumulative Preferred Stock of Evenflo & Spalding Holdings Corporation, dated August 19, 1998 (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K dated March 29, 1999 and incorporated herein by reference).

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

        4.(9) Form of Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Spalding Holdings Corporation and Subsidiaries.

        4.(10) Form of Management Stockholder's Agreement (Stock and Options) (incorporated by reference from Exhibit 4.10 to Registration Statement No. 333-11340 on Form S-8 filed by the Company on September 2, 1999).

        4.(11) Form of Management Stockholder's Agreement (Options) (incorporated by reference from Exhibit 4.11 to Registration Statement No. 333-11340 on Form S-8 filed by the Company on September 2, 1999).

        4.(12) Form of Non-Qualified Stock Option Agreement (incorporated by reference from Exhibit 4.12 to Registration Statement No. 333-11340 on Form S-8 filed by the Company on September 2,
                1999).

        4.(13) Form of Sale Participation Agreement (incorporated by reference from Exhibit 4.13 to Registration Statement No. 333-11340 on Form S-8 filed by the Company on September 2, 1999).

        4.(14) Registration Rights Agreement, dated as of September 30, 1996, among Evenflo & Spalding Holdings Corporation, Strata Associates, L.P. and KKR Partners II, L.P. (incorporated by reference from Exhibit 10.4 to Registration Statement No. 333-14569 filed by the Company on January 9, 1997).

        5       Opinion of Peter Arturi, Esq.

        15      Letter in lieu of consent of Deloitte & Touche LLP.

        23.1    Consent of Deloitte & Touche LLP.

        23.2 Consent of Peter Arturi, Esq. (included in Exhibit 5 of this Registration Statement).











                                     II-9